EXHIBIT 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Managers of Ohio Condensate Company, L.L.C.

In our opinion, the accompanying statements of operations, of changes in members’ equity, and of cash flows for the year ended December 31, 2016 (not presented herein) present fairly, in all material respects, the results of Ohio Condensate Company L.L.C.’s operations and its cash flows for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 24, 2017

EX 99.2-1